EXHIBIT 99.1

T-Mobile Delivers Record Customer Growth, Adding an Expected Industry-Best 6.4 Million Postpaid Customers and 2.0 Million Broadband Customers in 2022

The Un-carrier’s Unmatched Network and Value Leadership Drives Highest-Ever Postpaid Account Growth of 1.4 Million in 2022

Preliminary Full-Year Results Highlighted by Record High Postpaid and Broadband Customer Growth(1)
•Postpaid net account additions of 1.4 million, best in industry and record high
•Postpaid net customer additions of 6.4 million, best in industry and record high, above high end of guidance
•Postpaid phone net customer additions of 3.1 million, best in industry and highest since merger
•Postpaid phone churn of 0.88%, lowest in company history and only operator to improve year-over-year
•High Speed Internet net customer additions of 2.0 million, more than AT&T, Verizon, Comcast and Charter combined

Preliminary Fourth Quarter Growth in Postpaid and Broadband Customers Lead the Industry(1)
•Postpaid net account additions of 314 thousand, best in industry
•Postpaid net customer additions of 1.8 million, more than AT&T and Verizon combined
•Postpaid phone net customer additions of 927 thousand, best in industry and highest since merger
•Postpaid phone churn of 0.92%, lowest Q4 in company history and only operator to improve year-over-year
•High Speed Internet net customer additions of 524 thousand, more than AT&T, Verizon, Comcast and Charter combined

(1) Industry leading claims based on industry consensus expectations. AT&T Inc. historically does not disclose postpaid account net additions.

BELLEVUE, Wash. - January 4, 2023 - T-Mobile US, Inc. (NASDAQ: TMUS) provided a preliminary view of key customer results for the fourth quarter and full-year 2022, including its highest growth year in company history for postpaid accounts, postpaid customers and broadband customers. The company’s differentiated growth strategy, combined with its established 5G network and value leadership, delivered record high postpaid net account additions of 1.4 million, including an expected industry-best fourth quarter of 314 thousand. Postpaid net customer additions of 6.4 million for full-year 2022 were above the high end of the company’s most recently increased annual guidance range and are expected to lead the industry for the 8th consecutive year, based on industry consensus expectations. Postpaid phone net customer additions of 3.1 million for full-year 2022 were in-line with guidance and are expected to lead the industry, capturing a higher share of the industry year-over-year. T-Mobile has also become the nation’s fastest growing home-broadband provider with 2.0 million customers added in 2022, expecting to lead the industry for the fifth consecutive quarter in Q4 with 524 thousand High Speed Internet net customer additions.

“2022 was definitely the year of the Un-carrier as T-Mobile just posted amazing results -- our highest ever postpaid account net adds (the best measure of our industry-leading growth in customer relationships), both postpaid customer net adds and broadband customer growth that are expected to lead the industry, and our lowest-ever churn numbers," said Mike Sievert, CEO of T-Mobile. “It's clear that T-Mobile's ability to offer both the best network and value is bringing new customers to the Un-carrier and enticing those who join us to stay. And our momentum won't stop as we continue to translate our long-established 5G lead into overall network leadership and execute on our unique growth strategy. We are perfectly positioned to profitably take further market share in 2023 and beyond!”

Consistent and Strong Customer Growth
•Postpaid net account additions were 314 thousand in Q4 2022 and reached a record 1.4 million for full-year 2022.
•Postpaid net customer additions were 1.8 million in Q4 2022 and reached a record 6.4 million for full-year 2022, above the high end of the company’s most recently increased annual guidance range of 6.2 to 6.4 million.
•Postpaid phone net customer additions were 927 thousand in Q4 2022 and 3.1 million for full-year 2022. Postpaid phone churn in Q4 2022 of 0.92% improved 18 basis points year-over-year, and full-year 2022 churn of 0.88% improved 10 basis points year-over-year.
•Prepaid net customer additions were 25 thousand in Q4 2022 and 338 thousand for full-year 2022. Prepaid churn was 2.93% in Q4 2022, and full-year 2022 churn of 2.77% was the lowest in company history.
•High Speed Internet net customer additions were 524 thousand in Q4 2022 and 2.0 million for full-year 2022. T-Mobile ended the year with 2.6 million High Speed Internet customers.
•Total net customer additions were 1.8 million in Q4 2022 and reached a record 6.8 million for full-year 2022. The total customer count increased to a record high of 113.6 million.

Customer results for the fourth quarter and full-year 2022 are preliminary and subject to change pending completion of year-end closing review procedures.

	Quarter			Year Ended December 31,
(in thousands, except churn)	Q4 2022	Q3 2022	Q4 2021	2022	2021
Postpaid net account additions	314	394	315	1,436	1,188
Total net customer additions	1,843	1,732	1,799	6,757	5,837
Postpaid net customer additions	1,818	1,627	1,750	6,419	5,495
Postpaid phone net customer additions	927	854	844	3,093	2,917
Postpaid other net customer additions (1)	891	773	906	3,326	2,578
Prepaid net customer additions (1)	25	105	49	338	342
Total customers, end of period (1)(2)(3)	113,598	111,755	108,719	113,598	108,719
Postpaid phone churn	0.92%	0.88%	1.10%	0.88%	0.98%
Prepaid churn	2.93%	2.88%	3.01%	2.77%	2.83%
High Speed Internet net customer additions	524	578	224	2,000	546
Total High Speed Internet customers, end of period	2,646	2,122	646	2,646	646
(1) Includes High Speed Internet customers.
(2) Customers impacted by the decommissioning of the legacy Sprint CDMA and LTE and T-Mobile UMTS networks have been excluded from our customer base resulting in the removal of 212,000 postpaid phone customers and 349,000 postpaid other customers in the first quarter of 2022 and 284,000 postpaid phone customers, 946,000 postpaid other customers and 28,000 prepaid customers in the second quarter of 2022. In connection with our acquisition of companies, we included a base adjustment in the first quarter of 2022 to increase postpaid phone customers by 17,000 and reduce postpaid other customers by 14,000. Certain customers now serviced through reseller contracts were removed from our reported postpaid customer base resulting in the removal of 42,000 postpaid phone customers and 20,000 postpaid other customers in the second quarter of 2022.
(3) In the first quarter of 2021, we acquired 11,000 postpaid phone customers and 1,000 postpaid other customers through our acquisition of an affiliate. In the third quarter of 2021, we acquired 716,000 postpaid phone customers and 90,000 postpaid other customers through our acquisition of certain wireless telecommunication assets from Shenandoah Personal Communications Company LLC (“Shentel”).

Contact Information
•Media Relations: mediarelations@t-mobile.com
•Investor Relations: investor.relations@t-mobile.com

T-Mobile Social Media
Investors and others should note that we announce material financial and operational information to our investors using our investor relations website (https://investor.t-mobile.com), newsroom website (https://t-mobile.com/news), press releases, SEC filings and public conference calls and webcasts. We also intend to use certain social media accounts as a means of disclosing information about us and our services and for complying with our disclosure obligations under Regulation FD (the @TMobileIR Twitter account (https://twitter.com/TMobileIR), the @MikeSievert Twitter account (https://twitter.com/MikeSievert), which Mr. Sievert also uses as a means for personal communications and observations, and the @TMobileCFO Twitter Account (https://twitter.com/tmobilecfo), and our CFO’s LinkedIn account (https://www.linkedin.com/in/peter-osvaldik-3887394), both of which Mr. Osvaldik also uses as a means for personal communication and observations). The information we post through these social media channels may be deemed material. Accordingly, investors should monitor these social media channels in addition to following our press releases, SEC filings and public conference calls and webcasts. The social media channels that we intend to use as a means of disclosing the information described above may be updated from time to time as listed on our investor relations website.

About T-Mobile US, Inc.
T-Mobile US, Inc. (NASDAQ: TMUS) is America’s supercharged Un-carrier, delivering an advanced 4G LTE and transformative nationwide 5G network that will offer reliable connectivity for all. T-Mobile’s customers benefit from its unmatched combination of value and quality, unwavering obsession with offering them the best possible service experience and undisputable drive for disruption that creates competition and innovation in wireless and beyond. Based in Bellevue, Wash., T-Mobile provides services through its subsidiaries and operates its flagship brands, T-Mobile and Metro by T-Mobile. For more information please visit: https://www.t-mobile.com.

Forward-Looking Statements
This communication includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including information concerning T-Mobile US, Inc.’s future results of operations, are forward-looking statements. These forward-looking statements are generally identified by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “could” or similar expressions. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties and may cause actual results to differ materially from the forward-looking statements. Important factors that could affect future results and cause those results to differ materially from those expressed in the forward-looking statements include, among others, the following: natural disasters, public health crises, including adverse impact caused by the COVID-19 pandemic; competition, industry consolidation and changes in the market for wireless services; disruption, data loss or other security breaches, such as the criminal cyberattack we became aware of in August 2021; our inability to take advantage of technological developments on a timely basis; our inability to retain or motivate key personnel, hire qualified personnel or maintain our corporate culture; system failures and business disruptions, allowing for unauthorized use of or interference with our network and other systems; the scarcity and cost of additional wireless spectrum, and regulations relating to spectrum use; the impacts of the actions we have taken and conditions we have agreed to in connection with the regulatory proceedings and approvals of the Transactions (as defined below), including the acquisition by DISH Network Corporation (“DISH”) of the prepaid wireless business operated under the Boost Mobile and Sprint prepaid brands (excluding the Assurance brand Lifeline customers and the prepaid wireless customers of Shentel and Swiftel Communications, Inc.), including customer accounts, inventory, contracts, intellectual property and certain other specified assets (the “Prepaid Business”), and the assumption of certain related liabilities (collectively, the “Prepaid Transaction”), the complaint and proposed final judgment (the “Consent Decree”) agreed to by us, Deutsche Telekom AG (“DT”), Sprint Corporation, now known as Sprint LLC (“Sprint”), SoftBank Group Corp. (“SoftBank”) and DISH with the U.S. District Court for the District of Columbia, which was approved by the Court on April 1, 2020, the proposed commitments filed with the Secretary of the Federal Communications Commission (“FCC”), which we announced on May 20, 2019, certain national security commitments and undertakings, and any other commitments or undertakings entered into, including but not limited to, those we have made to certain states and nongovernmental organizations (collectively, the “Government Commitments”), and the challenges in satisfying the Government Commitments in the required time frames and the significant cumulative costs incurred in tracking and monitoring compliance; adverse economic, political or market conditions in the U.S. and international markets, including those caused by the COVID-19 pandemic; our inability to manage the ongoing commercial and transition services arrangements entered into in connection with the Prepaid Transaction, and known or unknown liabilities arising in connection therewith; the timing and effects of any future acquisition, disposition, investment, or merger involving us; any disruption or failure of our third parties (including key suppliers) to provide products or services for the operation of our business; our substantial level of indebtedness and our inability to service our debt obligations in accordance with their terms or to comply with the restrictive covenants contained therein; changes in the credit market conditions, credit rating downgrades or an inability to access debt markets; restrictive covenants including the agreements governing our indebtedness and other financings; the risk of future material weaknesses we may identify while we continue to work to integrate the two companies following the Transactions, or any other failure by us to maintain effective internal controls, and the resulting significant costs and reputational damage; any changes in regulations or in the regulatory framework under which we operate; laws and regulations relating to the handling of privacy and data protection; unfavorable outcomes and increased costs from existing or future legal proceedings, including these proceedings and inquiries relating to the criminal cyberattack we became aware of in August 2021; the possibility that we may be unable to adequately protect our intellectual property rights or be accused of infringing the intellectual property rights of others; our offering of regulated financial services products and exposure to a wide variety of state and federal regulations; new or amended tax laws or regulations or administrative interpretations and judicial decisions affecting the scope or application of tax laws or regulations; our exclusive forum provision as provided in our Certificate of Incorporation; interests of our significant stockholders that may differ from the interests of other stockholders; future sales of our common stock by DT and SoftBank and our inability to attract additional equity financing outside the United States due to foreign ownership limitations by the FCC; our stock repurchase program may not be fully consummated, and may not enhance long-term stockholder value; failure to realize the expected benefits and synergies of the merger with Sprint, pursuant to the Business Combination Agreement with Sprint and the other parties named therein (as amended, the “Business Combination Agreement”) and the other transactions contemplated by the Business Combination Agreement (collectively, the “Transactions”) in the expected time frames or in the amounts anticipated; any delay and costs of, or difficulties in, integrating our business and Sprint's business and operations, and unexpected additional operating costs, customer loss and business disruptions, including challenges in maintaining relationships with employees, customers, suppliers or vendors; unanticipated difficulties, disruption, or significant delays in our long-term strategy to migrate Sprint's legacy customers onto T-Mobile's existing billing platforms; and other risks as disclosed in our most recent annual report on Form 10-K, 10-Q and other filings with the Securities and Exchange Commission. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law.